                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                            [X]

Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Preliminary Proxy Statement

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RADIO ONE, INC.

---------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-

          (1)  Title of each class of securities to which transaction applies:

               --------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

               --------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


               --------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:


               --------------------------------------------------------------

          (5)  Total fee paid:


               --------------------------------------------------------------

          [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:


               --------------------------------------------------------------

          (2)  Form, schedule or registration statement number:


               --------------------------------------------------------------

          (3)  Filing party:


               --------------------------------------------------------------

          (4)  Date filed:


               --------------------------------------------------------------

                                Radio One, Inc.
                   5900 Princess Garden Parkway, 8/th/ Floor
                               Lanham, MD  20706
                                  301-306-1111


                                                      April 24, 2001


Dear Fellow Stockholder:

     You are cordially invited to attend the 2001 annual meeting of Stockholders of Radio One, Inc. (the "Company"), to be held on Tuesday, June 5, 2001 at 9:30 a.m. local time, at the Hay Adams Hotel, 800 16/th/ Street, NW, Washington, D.C.

     At this meeting you will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also enclosed are the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and a proxy card for each class of voting stock you hold.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. After reading the attached proxy statement, please sign, date, and promptly return the proxy or proxies in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the Annual Meeting should you later decide to do so.

     Your cooperation in promptly returning your completed proxy is greatly appreciated. We look forward to seeing you at the annual meeting.

                                         Sincerely,

                                         /s/ Alfred C. Liggins, III

                                         Alfred C. Liggins, III
                                         Chief Executive Officer

                                Radio One, Inc.
                   5900 Princess Garden Parkway, 7/th/ Floor
                               Lanham, MD  20706
                                  301-306-1111

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 5, 2001


     NOTICE IS HEREBY GIVEN that the annual meeting of Stockholders (the "Meeting") of RADIO ONE, INC., a Delaware corporation (the "Company") will be held on June 5, 2001 at 9:30 a.m., local time, at the Hay Adams Hotel, 800 16/th/ Street, NW, Washington, D.C. to consider and act upon the following matters:


     1. The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2002 annual meeting of Stockholders or until their successors are duly elected and qualified.

     2. The election of Catherine L. Hughes, Alfred C. Liggins, III, Larry D. Marcus, D. Geoffrey Armstrong, and L. Ross Love as directors to serve until the 2002 annual meeting of Stockholders or until their successors are duly elected and qualified.

     3. The amendment of the Company's Amended and Restated Bylaws to permit the filling of vacancies on the Board of Directors by majority vote of the Stockholders or the Board of Directors.

     4. The ratification of the amendment to the 1999 Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the Plan from 2,816,198 shares to 3,816,198 shares.

     5. The ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ended December 31, 2001.

     6. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business that will be presented for consideration at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF PROPOSALS 1, 2, 3, 4, AND 5 TO BE PRESENTED AT THE ANNUAL MEETING.

     Only Stockholders of record at the close of business on April 16, 2001 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting. A list of Stockholders entitled to vote at the Meeting will be available for inspection by any Stockholder, for any reason germane to the Meeting, during ordinary business hours during the ten days prior to the Meeting at the Company's offices at 5900 Princess Garden Parkway, 7/th/ Floor, Lanham, Maryland 20706. If you wish to view the list of Stockholders, please contact the Assistant Secretary's office at (301) 306-1111.

     We hope that you will be able to attend the Meeting in person. However, whether or not you plan to attend, please complete, date, sign, and return the enclosed proxy card promptly to ensure that your shares are represented at the Meeting. If you do attend the Meeting, you may revoke your proxy if you wish to vote in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Meeting.


                                    By order of the Board of Directors

                                    /s/ Linda J. Eckard Vilardo

                                    Linda J. Eckard Vilardo
                                    Vice President, General Counsel and
                                    Assistant Secretary


Dated:  April 24, 2001

                                Radio One, Inc.
                   5900 Princess Garden Parkway, 7/th/ Floor
                               Lanham, MD  20706

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 2001

                           ------------------------

                                    GENERAL

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of RADIO ONE, INC. ("Radio One" or the "Company") of proxies to be used at the annual meeting of Stockholders (the "Meeting"), to be held on June 5, 2001 at 9:30 a.m., local time, at the Hay Adams Hotel, 800 16/th/ Street, NW, Washington, D.C., and all adjournments thereof. The proxy statement and a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 are first being mailed on or about April 24, 2001 to Stockholders of record at the close of business on April 16, 2001.

     A proxy card is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided. This will ensure that your shares will be voted at the Meeting.

     Proxies will be solicited by mail, and the Company will pay all expenses of preparing and soliciting such proxies. The persons designated as proxy in any duly executed proxy card received, will vote on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such proxy or, in the absence of specified instructions, will vote in favor of each of the proposals indicated on such proxy. The Board of Directors does not know of any other matter that may be brought before the Meeting, but, in the event that any other matter should come before the Meeting, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.

     Any Stockholder may revoke his or her proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, attn: Linda J. Eckard Vilardo, Assistant Secretary, by delivery of a subsequently dated proxy, or by attending the Meeting and voting in person.

                                  THE MEETING

     The Meeting will be held on June 5, 2001 at 9:30 a.m., local time, at the Hay Adams Hotel, 800 16/th/ Street, NW, Washington, D.C.

                                   PROPOSALS

     At the Meeting, our Stockholders will be asked to (i) elect Brian W. McNeill and Terry L. Jones as Class A Directors to serve until the 2002 annual meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1); (ii) elect Catherine L. Hughes, Alfred C. Liggins, III, Larry D. Marcus, D. Geoffrey Armstrong, and L. Ross Love as directors to serve until the 2002 annual meeting of Stockholders or until their successors are duly elected and qualified (Proposal 2); (iii) amend the Company's Amended and Restated Bylaws to permit the filling of vacancies on the Board of Directors by majority vote of the Stockholders or the Board of Directors (Proposal 3); (iv) ratify the amendment to the 1999 Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the Plan from 2,816,198 shares to 3,816,198 shares (Proposal 4); (v) ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ended December 31, 2001 (Proposal 5); and (vi) transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business that will be presented for consideration at the Meeting.

                                HOW YOU CAN VOTE

     You may submit your proxies by attending the Meeting and voting your shares in person. You also may choose to submit your proxies by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Meeting for which you are eligible to vote. If your shares are held in the name of a broker, bank or other record holder (i.e., in "Street Name"), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the Meeting.

                       VOTING AND SOLICITATION OF PROXIES

     All shares of class A and class B common stock represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions indicated thereon. Class C and class D common stock are not entitled to vote on any proposal presented at the Meeting. Where a properly signed proxy is returned and no instructions are given, proxies will be voted as follows:

     - Proxies received from the holders of class A common stock will be voted FOR all of the nominees for Class A Director (for which holders of class B common stock are not eligible to vote).

     - Proxies received from holders of class A common stock and class B common stock will be voted FOR:

          o    All of the other nominees for Director;

          o The amendment to the Company's Amended and Restated Bylaws to permit filling of vacancies on the Board of Directors by majority vote of the Stockholders or the Board of Directors;

          o Ratification of the amendment to the 1999 Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the Plan from 2,816,198 shares to 3,816,198 shares;

          o Ratification of Arthur Andersen LLP as independent public accountants for the Company for the 2001 fiscal year; and

          o At the discretion of the proxies on any other matter that may be properly brought before the Meeting.

     No matters other than those referred to above are presently scheduled to be considered at the Meeting. A broker who holds a Stockholder's shares in Street Name will not be entitled to vote on Proposals 3 and 4 without instructions from the beneficial owner of such shares. Pursuant to the Company's Amended and Restated Bylaws, any question presented to a meeting of the Stockholders must be approved (with certain exceptions) by the vote of a majority of the votes eligible to be cast by the Stockholders at the Meeting, and, as a result, abstentions will have the same effect as a vote against such proposal, whereas broker non-votes will have no effect on the voting.

     Abstentions may be specified on each proposal. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, have the effect of a vote against the proposal. Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of Directors, votes may be cast in favor of the election of each nominee or withheld. Except with respect to proposals requiring the affirmative vote of a majority of votes entitled to be cast (Proposal 3), as to which broker non-votes have the effect of a vote against the proposal, shares represented by a proxy as to which there is a broker non-vote will not be counted toward the calculation of a majority of votes and thus will have no effect on the outcome of the voting. (A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.)

     A Stockholder giving a proxy may revoke such proxy at any time before the proxy is voted. A proxy may be revoked by filing with Linda J. Eckard Vilardo, Assistant Secretary of the Company at 5900 Princess Garden Parkway, 7/th/ Floor, Lanham, Maryland 20706 either (i) a written notice of revocation, including by telegram or facsimile, bearing a date later than the date of such proxy or (ii) a later-dated proxy relating to the same shares. A Stockholder who gives a proxy may also revoke such proxy by attending the Meeting and voting in person (although mere attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy).

                             COSTS OF SOLICITATION

     Proxies are being solicited by and on behalf of the Company, and the Company will pay the costs of soliciting proxies. The Company will solicit proxies by mail, and the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, telegram or in person. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to such persons as brokerage houses and other custodians, nominees and fiduciaries, for their forwarding of the proxy materials to the beneficial owners. Upon request, the Company will also reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to the beneficial owners.

                            SHARES ENTITLED TO VOTE

     Only Stockholders of record of Common Stock at the close of business on April 16, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 22,529,344 shares of Class A Common stock and 2,867,463 shares of class B common stock issued, outstanding and eligible to vote. Each share of class A common stock is entitled to one non-cumulative vote, and each share of class B common stock is entitled to ten non-cumulative votes.

                                     QUORUM

     A quorum of Stockholders is necessary to take action at the Meeting. Each share of class A common stock entitles the holder thereof to one vote. Each share of class B common stock entitles the holder thereof to ten votes. Accordingly a total of 51,203,974 votes may be cast at the Meeting. The holders of shares of Common Stock representing a majority of all votes entitled to be cast at the Meeting (25,601,988 votes), whether present in person or represented by proxy at the Meeting, shall constitute a quorum. Abstentions and instructions to withhold voting authority, but not broker non-votes, are counted as present for purposes of determining whether there is a quorum. In the event that a quorum is not obtained at the Meeting, we expect that the Meeting will be adjourned or postponed to solicit additional proxies.

     If a quorum is not present, the holders of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the Meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any Stockholder, provided that the time and place of the adjourned meeting is announced at the Meeting at which the adjournment was taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original Meeting.

                                 VOTE REQUIRED

     A quorum being present at the Meeting, (a) the affirmative vote of a majority of the votes cast by the holders of class A common stock will be necessary for the approval and adoption of the proposal to elect Terry L. Jones and Brian W. McNeill as Class A Directors, (b) the affirmative vote of a majority of the votes represented by all outstanding shares of class A common stock and class B common stock will be necessary for the approval and adoption of the proposal to amend the Company's Amended and Restated By-laws to permit filling of vacancies on the Board of Directors by majority vote of the Stockholders or the Board of Directors, and (c) the affirmative vote of a majority of the votes cast by all holders of class A common stock and class B common stock will be necessary for the approval and adoption of the proposals for (i) the election of the remaining director nominees, (ii) the ratification of the amendment to the 1999 Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the Plan, and (iii) the ratification of the appointment of the independent public accountants. Abstentions will be counted as votes against each proposal. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting.

                            VOTING SHARES COMMITTED

     The Company has been advised by various members of management and the Board of Directors who, in the aggregate, hold or otherwise have voting power with respect to 1,517,123 shares of Class A Common Stock and 2,861,843 shares of class B common stock (representing approximately 58.9% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the Meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2001 by: (1) each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of Common Stock; (2) each of our top five most highly compensated executive officers; (3) each of our directors and nominees; and (4) all of our directors and officers as a group. The number of shares of each class of Common Stock excludes the shares of any other class of Common Stock issuable upon conversion of that class of Common Stock. Unless otherwise indicated in the footnotes below, each Stockholder possesses sole voting and investment power with respect to the shares listed. Information with respect to the beneficial ownership of shares has been provided by the Stockholders.


                                                                Common Stock
                            -----------------------------------------------------------------------------------
                                   Class  A            Class B               Class C             Class D
                            --------------------- -------------------  ------------------- --------------------
                                                                                                                   Percent
                                                                                                                     of     Percent
                                                                                                                    Total  of Total
                              Number    Percent    Number    Percent    Number    Percent   Number of   Percent   Economic   Voting
                             of Shares  of Class  of Shares  of Class  of Shares  of Class    Shares    of Class  Interest   Power
                             --------- ---------  --------- --------- ---------- ---------  ---------  ---------  -------- --------
Catherine L. Hughes              1,000    0.004%    851,536     29.7%  3,121,048     99.6%   7,772,168     13.3%      13.5%    16.6%
 /(1)(2)(3)/
  c/o Radio One
  5900 Princess Garden
   Parkway,
  8/th/ Floor
  Lanham, Maryland 20706

Alfred C. Liggins,              38,036      0.2   2,010,307     70.1   3,121,048     99.6   10,163,782     17.4       17.6     39.3
 III/(1)(2)(4)/
  c/o Radio One
  5900 Princess Garden
   Parkway,
  8/th/ Floor
  Lanham, Maryland 20706

Scott R. Royster/(5)/          381,703      1.7          --       --          --       --      783,403      1.3        1.3      0.7
  c/o Radio One
  5900 Princess Garden
   Parkway,
  8/th/ Floor
  Lanham, Maryland 20706

Linda J. Eckard                 24,308    0.004          --       --          --       --      298,616      0.5        0.4      0.0
 Vilardo/(6)/
  c/o Radio One
  5900 Princess Garden
   Parkway,
  8/th/ Floor
  Lanham, Maryland 20706

Mary Catherine Sneed           230,922      1.0          --       --          --       --      336,844      0.6        0.7      0.5
  c/o Radio One
  5900 Princess Garden
   Parkway,
  8/th/ Floor
  Lanham, Maryland 20706



                                                                Common Stock
                            -----------------------------------------------------------------------------------
                                   Class  A            Class B               Class C             Class D
                            --------------------- -------------------  ------------------- --------------------
                                                                                                                   Percent
                                                                                                                     of     Percent
                                                                                                                    Total  of Total
                              Number    Percent    Number    Percent    Number    Percent   Number of   Percent   Economic   Voting
                             of Shares  of Class  of Shares  of Class  of Shares  of Class    Shares    of Class  Interest   Power
                             --------- ---------  --------- --------- ---------- ---------  ---------  ---------  -------- --------
Terry L. Jones/(7)/            577,318      2.6          --       --          --       --    1,144,436      2.0        2.0      1.1
  c/o Syncom Capital
   Corporation
  8401 Colesville Road,
  Suite 300
  Silver Spring, MD 20910

Brian W. McNeill/(8)/          492,258      2.2          --       --          --       --      984,516      1.7        1.7      1.0
  c/o Burr, Egan, Deleage
   & Co.
  One Post Office Square
  Boston, MA 02109

Larry D. Marcus                  2,500      *            --       --          --       --       17,000      *          *        *
  248 Gay Avenue
  Clayton, MO 63105

L. Ross Love                       250      *            --       --          --       --          500      *          *        *
  c/o Blue Chip
   Broadcasting, Inc.
  1821 Summit Road, Suite
   401
  Cincinnati, OH  45237

D. Geoffrey Armstrong               --       --          --       --          --       --           --       --         --       --
  c/o 310 Partners
  600 Congress Ave.,
    Suite 1400
  Austin, TX 78701

Baron Capital Group, Inc     1,590,800      7.1          --       --          --       --           --       --        1.8       3.1
  767 Fifth Avenue
  New York, NY  10153

Fidelity International       1,522,520      6.8          --       --          --       --           --       --        1.8       3.0
 Limited
  Pembroke Hall, 42
   Crowlane
  Hamilton, Bermuda

FMR Corp.                    2,069,170      9.2          --       --          --       --    2,245,740      3.8        5.0       4.0
  82 Devonshire Street
  Boston, MA 02109

Janus Capital Corporation    2,196,690      9.8          --       --          --       --    3,294,630      6.7        7.0       4.3
  100 Fillmore Street
  Denver, Colorado
   80206-4923

Putnam Investments, Inc.     3,127,030     13.9          --       --          --       --    4,850,616      8.3        9.2       6.1
  One Post Office Square
  Boston, MA 02109

The TCW Group, Inc.          2,907,150     12.9          --       --          --       --           --       --        3.3       5.7
  865 South Figueroa St.
  Los Angeles, CA  90017

All Directors and Named      1,748,044      7.8   2,861,843     99.8   3,121,048     99.6   15,258,669     26.2       26.5      59.3
 Executives as a group
(8 persons)

--------------
*    Less than .01%

(1) The shares of class C common stock and 6,242,096 shares of class D common stock are held by Hughes-Liggins Family Partners, L.P., the limited partners of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary), and the general partner of which is Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, and the Alfred C. Liggins, III Revocable trust, dated March 2, 1999.

(2) The shares of class A common stock and class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One's directors.
(3) The shares of class B common stock and 1,528,072 shares of class D common stock are held by the Catherine L. Hughes Revocable Trust, dated March 2, 1999.
(4) The shares B common stock and 3,921,686 shares of class D common stock are held by the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.
(5) Includes 13,985 shares of class A common stock and 27,969 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2001.
(6) Includes 23,308 shares of class A common stock and 46,616 shares of class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2001.
(7) Includes 49,557 shares of class A common stock and 6,714 shares of class D common stock held by Mr. Jones, 300 shares of class A common stock and 600 shares of class D common stock held by each of Mr. Jones' three daughters, and 526,861 shares of class A common stock and 1,134,122 shares of class D common stock held by Syncom Capital Corporation. Mr. Jones is the President of Syncom Capital Corporation and may be deemed to share beneficial ownership of shares of class A common stock held by Syncom Capital Corporation by virtue of his affiliation with Syncom Capital Corporation. Mr. Jones disclaims beneficial ownership in such shares.
(8) Includes 14,217 shares of class A common stock and 28,434 shares of class D common stock held by Mr. McNeill and 478,041 shares of class A common stock and 956,082 shares of class D common stock held by Alta Subordinated Debt Partners III, L.P. Mr. McNeill is a general partner of Alta Subordinated Debt Partners III, L.P. and Mr. McNeill may be deemed to share beneficial ownership of shares of class A common stock and class D common stock held by Alta Subordinated Debt Partners III, L.P. by virtue of his affiliation with Alta Subordinated Debt Partners III, L.P. Mr. McNeill disclaims any beneficial ownership of such shares.

                              NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware, Stockholders of the Company do not have appraisal rights in connection with the proposals upon which a vote is scheduled to be taken at the Meeting.


                   PROPOSAL 1 - ELECTION OF CLASS A DIRECTORS

     Pursuant to the Amended and Restated Bylaws of the Company (the "Bylaws"), the Board by resolution at its meeting of April 2, 2001 has deemed it advisable and in the best interest of the Company to increase the number of directors to seven (7). At the Meeting, the holders of class A common stock, voting separately as a class, will elect two Class A Directors to serve until the 2002 annual meeting and until their successors are duly elected and qualified. The two nominees are Brian W. McNeill and Terry L. Jones. Each of them is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. The two nominees must receive the affirmative vote of a majority of the votes cast by the holders of the class A common stock to be elected. There is no cumulative voting for the Board of Directors.

     The tables below contain certain biographical information about the nominees for Class A Director as well as our other directors and executive officers.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON
   STOCK VOTE "FOR" THE ELECTION OF EACH OF THE PERSONS NOMINATED FOR CLASS A
                            DIRECTOR IN PROPOSAL 1.

Nominees For Class A Director

Terry L. Jones         Mr. Jones has been a director of Radio One since 1995.  Since 1990,
Director since 1995    Mr. Jones has been President of Syndicated Communications, Inc., a
Age:  54               communications venture capital investment company, and its wholly owned subsidiary, Syncom Capital Corporation.  He joined
                       Syndicated Communications, Inc. in 1978 as a Vice President.  Mr.
                       Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syndicated Communications, Inc.  He also serves on the board of directors of Delta Capital Corporation, Sun Delta Capital Access
                       Center, Cyber Digital Inc. and the Southern African Enterprise
                       Development Fund.  Mr. Jones earned his B.S. degree from Trinity
                       College, his M.S. from George Washington University and his
                       M.B.A. from Harvard Business School.


Brian R. McNeill       Mr. McNeill has been a director of Radio One since 1995. Mr.
Director since 1995    McNeill is the Managing General Partner of Alta Communications,
Age: 45                which was founded in 1996 as the successor firm to Burr, Egan,
                       Deleage & Co., a major private equity firm specializing in the telecommunications industry.  Mr. McNeill began at Burr, Egan in
                       1986.  He has served as a director in many private radio and television broadcasting companies such as NextMedia, Marathon Media,
                       Telemundo Holdings and Shockley Communications.  From 1979 to
                       1986, he worked at the Bank of Boston where he started and managed that institution's broadcast lending group.  Mr. McNeill is a graduate of Holy Cross College and earned an M.B.A. from the Amos Tuck
                       School at Dartmouth College.  He currently serves as a director of
                       Acme Communications, Inc., a public company with ownership interests in nine television stations.


                     PROPOSAL 2-ELECTION OF OTHER DIRECTORS

     The remaining five directors will be elected by the holders of the class A common stock and class B common stock voting together at the Meeting, to serve until the 2002 annual meeting and until their successors are duly elected and qualified. The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, Larry D. Marcus, D. Geoffrey Armstrong, and L. Ross Love. Ms. Hughes, Mr. Liggins and Mr. Marcus are incumbent directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. The five persons nominated for director must receive the affirmative vote of a majority of the votes cast by all Stockholders entitled to vote to be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON
                   STOCK AND CLASS B COMMON STOCK VOTE "FOR"
           THE ELECTION OF EACH OF THE PERSONS NOMINATED FOR DIRECTOR
                                 IN PROPOSAL 2.


Nominees for Other Director

Catherine L. Hughes          Ms. Hughes has been Chairperson of the Board of Directors and
Chairperson of the           Secretary of Radio One since 1980, and was Chief Executive Officer
Board and Secretary          of Radio One from 1980 to 1997.  She was one of the founders of
Director since 1980          Radio One's predecessor company in 1980.  Since 1980, Ms. Hughes
Age:  53                     has worked in various capacities for Radio One including President,
                             General Manager, General Sales Manager and talk show host.  She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station.
                             Ms. Hughes is also the mother of Mr. Liggins, Radio One's Chief
                             Executive Officer, President, Treasurer and director.



Alfred C. Liggins, III       Mr. Liggins has been Chief Executive Officer since 1997, and
Chief Executive Officer,     President, Treasurer and a director of Radio One since 1989.  Mr.
President and Treasurer      Liggins joined Radio One in 1985 as an Account Manager at WOL-
Director since 1989          AM.  In 1987, he was promoted to General Sales Manager and
Age:  36                     promoted again in 1988 to General Manager overseeing Radio One's
                             Washington, D.C. operations.  After becoming President, Mr. Liggins engineered Radio One's expansion into other markets.  Mr. Liggins is a graduate of the Wharton School of Business/Executive M.B.A.
                             Program.  Mr. Liggins is the son of Ms. Hughes, Radio One's
                             Chairperson and Secretary.



Larry D. Marcus              Mr. Marcus became a director of Radio One in April 1999.  Mr.
Director since 1999          Marcus is currently President of Peak Media L.L.C., which is the sole
Age: 52                      management member of Peak Media Holdings L.L.C., the owner of a television station in Johnstown, Pennsylvania, and the operator under a time brokerage agreement of a television station in Altoona,
                             Pennsylvania.  In 1989, Mr. Marcus became the Chief Financial
                             Officer of River City Broadcasting, L.P., licensee of ten television stations and thirty-four radio stations located in medium to large markets.  River City Broadcasting was sold to Sinclair Broadcasting in 1996.  Mr. Marcus is a graduate of City College of New York.



D. Geoffrey Armstrong        Mr. Armstrong is a nominee for the Board of Directors.  Mr.
Director Nominee             Armstrong is currently Chief Executive Officer of 310 Partners, a
Age:  43                     private investment firm.  From March of 1999 through September,
                             2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc.,
                             which was publicly traded on the New York Stock exchange until it was purchased by Clear Channel Communications in September
                             2000.  Between June 1998 and March 1999, Mr. Armstrong was Chief
                             Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July of 1999.  Mr. Armstrong was a founder of SFX Broadcasting, which was taken public in 1993, and subsequently served as Chief Financial Officer, Chief Operating
                             Officer, and a director until the company was sold in 1998.

L. Ross Love                 Mr. Love is a nominee for the Board of Directors.  Mr. Love is
Director Nominee             currently President and CEO of Blue Chip Broadcasting, which is
Age:  54                     being acquired by Radio One in a transaction expected to close this summer.  Mr. Love founded Blue Chip in 1995, growing the company to nineteen stations in six markets.  He is Blue Chip's largest shareholder.  Prior to starting Blue Chip, Mr. Love had a 28-year career at Procter & Gamble, serving the last 10 years as Vice-
                             President, Advertising for P&G worldwide.



Executive Officers

     In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer, President and Treasurer, is included above in the section "Nominees for Other Director."

Scott R. Royster            Mr. Royster has been Executive Vice President of Radio One since
Executive Vice              1997 and Chief Financial Officer of Radio One since 1996.  Prior to
President and Chief         joining Radio One, he served as an independent consultant to Radio
Financial Officer           One.  From 1995 to 1996, Mr. Royster was a principal at TSG Capital
Age: 36                     Group, LLC, a private equity investment firm located in Stamford,
                            Connecticut, which has been an investor in Radio One since 1987.
                            Mr. Royster has also served as an associate and later a principal at
                            Capital Resource Partners from 1992 to 1995, a private capital investment firm in Boston, Massachusetts.  Mr. Royster is a graduate of Duke University and Harvard Business School.


Mary Catherine Sneed        Ms. Sneed has been Radio One's Chief Operating Officer since
Chief Operating Officer     January 1998.  Prior to joining Radio One, she held various positions
Age: 49                     with Summit Broadcasting including Executive Vice President of the
                            Radio Division, and Vice President of Operations from 1992 to 1995.
                            Ms. Sneed is a graduate of Auburn University.



Linda J. Eckard Vilardo     Ms. Eckard Vilardo has been General Counsel of Radio One since
Vice President,             January 1998, Assistant Secretary of Radio One since April 1999, and
Assistant Secretary and     Vice President of Radio One since February 2001.  Prior to joining
General Counsel             Radio One as General Counsel, Ms. Eckard Vilardo represented
Age:  43                    Radio One as outside counsel from July 1995 until assuming her current position.  Ms. Eckard Vilardo was a partner in the
                            Washington, D.C. office of Davis Wright Tremaine LLP, from August
                            1997 to December 1997.  Her practice focused on transactions and
                            FCC regulatory matters.  Prior to joining Davis Wright Tremaine
                            LLP, Ms. Eckard Vilardo was a shareholder of Roberts & Eckard,
                            P.C., a firm that she co-founded in April 1992.  Ms. Eckard Vilardo is a graduate of Gettysburg College, the National Law Center at
                            George Washington University and the University of Glasgow.  Ms.
                            Eckard Vilardo is admitted to the District of Columbia Bar and the
                            Bar of the United States Supreme Court.

Leslie J. Hartmann          Ms. Hartmann has been Controller of Radio One since 1997 and Vice
Vice President of           President of Finance since September 2000.  Prior to joining Radio
Finance and Corporate       One, she served as Vice President and Market Controller for
Controller                  Bonneville International Corporation in Phoenix, Arizona from 1991
Age: 39                     to 1997. Ms. Hartmann is a graduate of the University of California and has an M.B.A. degree from the University of Phoenix.




            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Radio One's directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of our Common Stock and other equity securities. On the basis of reports and representations submitted by Radio One's directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for fiscal 2000 were timely made.


          IMPORTANT INFORMATION CONCERNING THE BOARD OF DIRECTORS AND
                          CERTAIN COMMITTEES THEREOF

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is governed by a charter which was adopted by the Board on June 12, 2000 (the "Charter"). A copy of the Charter is attached to this Proxy Statement as Appendix 1. The functions of the Audit Committee include (i) selecting independent auditors for the Company, (ii) reviewing and arranging the scope of audits of the Company's financial statements and reviewing with the independent auditors and management of the Company the results thereof, including evaluation of the internal accounting controls, and
(iii) reviewing and approving the Company's accounting principles and methods of their application. The members of the Audit Committee are Messrs. Jones and McNeill. The Audit Committee held one meeting during the last fiscal year.

     The members of the Compensation Committee are Messrs. Jones and McNeill. The functions of the Compensation Committee are to (i) approve policies, plans and performance criteria concerning the salaries, bonuses and other compensation of the executive officers of the Company, (ii) review and approve the salaries, bonuses and other compensation of the executive officers of the Company, (iii) review the compensation programs for other key employees, including salary and cash bonus amounts, (iv) establish and review policies regarding executive officer perquisites, (v) engage experts on compensation matters, if and when the members of the Compensation Committee deem it proper or advisable to do so, and
(vi) perform such other duties as shall from time to time be delegated by the Board. The Compensation Committee held one meeting during the last fiscal year.

     The Board of Directors held a total of nine meetings during the last fiscal year. Each incumbent director who was a director of the Company during the fiscal year ended December 31, 2000 attended more than 75% of the aggregate number of meetings of the Board, and the committees of which they were members, that were held during the period such director was a member of the Board of Directors.


            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Committee has reviewed and discussed with management of the Company and Arthur Andersen LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2000 (the "Audited Financial Statements"). In addition, we have discussed with Arthur Andersen LLP the matters required by Codification of Statements on Auditing Standards No. 61.

     The Committee also has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. Arthur Andersen LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

     Based on the foregoing review and discussions and a review of the report of Arthur Andersen LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K of the year ended December 31, 2000.

                                    Respectfully submitted,

                                    Audit Committee

                                    Terry L. Jones
                                    Brian W. McNeill


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     Our non-officer directors are reimbursed for all out-of-pocket expenses related to meetings attended. In addition, Mr. Marcus receives an annual stipend of $24,000. Our other non-officer directors receive no additional compensation for their services as directors. Our officers who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of Radio One.

Compensation of Executive Officers

     The following information relates to compensation of our Chief Executive Officer and each of our most highly compensated executive officers (the "Named Executives") for the fiscal years ended December 31, 2000, 1999, and 1998 (as applicable):

                           Summary Compensation Table


                                                                                             Long-Term Compensation Awards
                                                                                      --------------------------------------------
                                                                                                     Securities
                                                                                        Restricted   Underlying       All Other
Name and Principal Positions                                Year   Salary    Bonus     Stock Awards    Options   Compensation/(3)/
----------------------------                                ----   ------   -------   -------------  ----------  -----------------
Catherine L. Hughes ...................................     2000  $250,000  $200,000             --           --        $3,404
  Chairperson of the Board of Directors and Secretary       1999   250,000   150,000             --           --         6,167
                                                            1998   225,000   100,000             --           --         3,232

Alfred C. Liggins, III ................................     2000   300,000   300,000             --           --         3,328
  Chief Executive Officer, President, Treasurer and         1999   300,000   250,000             --           --         6,230
   Director                                                 1998   225,000   100,000             --           --         3,567

Scott R. Royster ......................................     2000   300,000   125,000                 37,292/(1)/         5,153
  Executive Vice President and Chief Financial Officer      1999   200,000   175,000  $225,000/(2)/       18,646         7,739
                                                            1998   165,000    50,000             --           --            --

Mary Catherine Sneed ..................................     2000   220,000   175,000             --           --            --
  Chief Operating Officer                                   1999   220,000    50,000             --           --            --
                                                            1998   200,000    50,000             --           --            --


Linda J. Eckard Vilardo ...............................     2000   200,000    95,000             --  62,154/(1)/            --
  General Counsel                                           1999   175,000    90,000             --       31,077            --
                                                            1998   150,000    25,000             --           --            --



(1) On June 6, 2000, we issued a stock dividend, payable to all holders of Radio One's class A, class B and class C common stock , of two shares of Radio One's class D common stock for each share of Class A, Class B and Class C Common Stock held by such Holders as of May 30, 2000. Pursuant to the provisions of the 1999 Stock Option and Restricted Stock Grant Plan, the shares underlying the options previously granted were adjusted accordingly to reflect the class D dividend. The options set forth in the table below for 2000 represent those shares.

(2) Represents 51,194 shares of class A common stock. As of December 29, 2000, Mr. Royster held 33,694 shares of such stock with a value (based on the last reported sale price for class A common stock on the Nasdaq National Market on such date of $10.6875) of $360,104.62, and 102,388 shares of class D common stock with a value as of December 29, 2000 (based on the last reported sale price for class D common stock on the Nasdaq National Market on such date of $11.00) of $1,126,268.00. Twenty-five percent of the stock vested on the date of grant; the remaining stock will vest in equal increments every month beginning February 28, 1999 and ending December 31, 2001.

(3) Represents personal use of vehicle and other taxable fringe benefits. In addition, Ms. Hughes, Mr. Royster and Ms. Eckard Vilardo received loans from us in 2000. See "Executive Officers' Loans," below.


                       Option Grants in Last Fiscal Year




                                                                                               Potential Realization
                                                                                              Value at Assumed Annual
                                                     % of Total                                Rates of Stock Price
                                                      Options                                 Appreciation for Option
                           Number of Securities     Granted to                                         Term
                            Underlying Options     Employees in       Exercise  Expiration    ------------------------
Name                             Granted          Fiscal Year/(1)/     Price       Date           5%           10%
----                       --------------------  ------------------  ---------  ----------   ------------  -----------
Scott R. Royster .........        37,292                 3.2%         $8.11     May 5, 2009   $190,201.70   $482,008.47

Linda J. Eckard Vilardo ..        62,154                 5.4%         $8.11     May 5, 2009   $317,006.24   $803,356.07

(1) On June 6, 2000, we issued a stock dividend, payable to all holders of Radio One's class A, class B and class C common stock , of two shares of Radio One's class D common stock for each share of Class A, Class B and Class C Common Stock held by such Holders as of May 30, 2000. Pursuant to the provisions of the 1999 Stock Option and Restricted Stock Grant Plan, the shares underlying the options previously granted were adjusted accordingly to reflect the class D dividend. The options set forth in this table for 2000 represent those shares.

                         Fiscal Year-End Option Values

                           Number of Securities Underlying Unexercised              Value of Unexercised In-the-Money
                                 Options at Fiscal Year-End                             Options at Fiscal Year-End
                           --------------------------------------------     -----------------------------------------------
Name                            Exercisable            Unxercisable              Exercisable             Unexercisable
----                       ---------------------   --------------------     ----------------------    ----------------------
                            Class A    Class D      Class A    Class D       Class A      Class D      Class A     Class D
                           ---------  ----------   --------  ----------     ----------  ----------    ---------   -----------
Scott R. Royster            13,985     27,969        4,661      9,323       $40,661.39  $ 80,830.41   $13,551.86   $26,943.47

Linda J. Eckard Vilardo     23,308     46,616        7,769      15,538      $67,768.01  $134,720.24   $22,588.37   $44,904.82


Employment Agreements

     Mr. Scott R. Royster Employment Agreement. Effective as of October 18, 2000, we entered into an amended and restated employment agreement with Mr. Royster pursuant to which his employment term was extended through October 17, 2005, with an optional five year extension upon mutual agreement of the parties. Pursuant to the terms of the employment agreement, Mr. Royster serves as our Chief Financial Officer and Executive Vice President and receives an annual base salary of $300,000, subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Board of Directors. If Mr. Royster remains employed by the company through and including December 31, 2004, he will receive a retention bonus of $750,000, and if he is employed on October 18, 2010, he will receive an additional retention bonus in the amount of $7.0 million. In connection with the employment agreement, Mr. Royster agreed to purchase from us and we agreed to sell to him 333,334 unregistered shares of class A common stock and 666,666 unregistered shares of class D common stock, each for a purchase price of $7.00 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Royster. Under the terms of the employment agreement, Mr. Royster also received from us an interest free loan in the amount of $750,000 due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster's employment. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Royster's employment is terminated.

     Ms. Linda J. Eckard Vilardo Employment Agreement. Effective as of October 31, 2000, we entered into an amended and restated employment agreement with Ms. Eckard Vilardo pursuant to which her employment term was extended through October 31, 2004, with an optional four year extension upon mutual agreement of the parties. Pursuant to the terms of the employment agreement, Ms. Eckard Vilardo serves as our General Counsel, Assistant Secretary and Vice President and receives an annual base salary of $220,000, subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the Board of Directors. If Ms. Eckard Vilardo remains employed by the company through and including October 31, 2008, she will receive a retention bonus of approximately $2.0 million. In connection with the employment agreement, Ms. Eckard Vilardo agreed to purchase from us and we agreed to sell to her 250,000 unregistered shares of class D common stock for a purchase price of $8.02 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Ms. Eckard Vilardo. We could incur severance obligations under the terms of the employment agreement in the event that Ms. Eckard Vilardo's employment is terminated.

401(k) Plan

     We adopted a defined contribution 401(k) savings and retirement plan effective August 1, 1994. Employees are eligible to participate after completing 90 days of service and attaining age 21. Participants may contribute up to 15% of their gross compensation subject to certain limitations.

Stock Option Plan

     On March 10, 1999 we adopted a stock plan which was also ratified by the Stockholders of the Company on March 10, 1999. The plan is designed to provide incentives relating to equity ownership to present and future executive, managerial and other key employees, directors and individuals who perform substantial work for Radio One and our subsidiaries as may be selected in the sole discretion of the committee that administers the plan. The plan was amended by the Board of Directors as of March 10, 1999, June 14, 2000, September 27, 2000 and April 2, 2001. The plan, as amended, provides for the granting to participants of stock options and restricted stock grants as the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as the Board of Directors may designate (the "Committee") deems to be consistent with the purpose of the plan. An aggregate of 1,408,099 shares of class A common stock (voting) and 3,816,198 shares of class D common stock (non-voting) have been reserved for issuance under the plan, as amended. The plan affords Radio One latitude in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. As of December 31, 2000, we have granted options to purchase 278,484 shares of class A common stock having a weighted average exercise price of $11.7699 per share and 1,149,672 shares of class D common stock, having a weighted average exercise price of $10.1219 per share.

For a complete discussion of the provisions of the Plan, see "Proposal 4 - Ratification of the Amendment to the 1999 Option and Restricted Stock Grant Plan Increasing the Number of Shares of Class D Common Stock Reserved for Issuance Under the Plan."


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Radio One has formed a Compensation Committee of the Board of Directors, and all of the directors serving on such Compensation Committee are directors who are not employees of Radio One. The Compensation Committee is comprised of Messrs. Terry L. Jones and Brian W. McNeill. No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. See Certain Relationships and Related Transactions.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews the performance of the executive officers of the Company, reviews and approves the compensation of the executive officers of the Company, and reviews the compensation programs for other key employees, including salary and cash bonus amounts. The Compensation Committee currently consists of two outside directors, Messrs. Terry L. Jones and Brian
W. McNeill.

Compensation Policies and Philosophy

     The financial success of the Company is linked to the ability of its executive officers and managers to direct the Company's current operations, to assess the advantages of potential acquisitions, and realign the operations of the acquired entities with the operating policies of the Company. A major objective of the Company's compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of the Company's compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve the Company's financial goals and to align the interests of the Company's managers with the interests of the Company's stockholders.

     In order to achieve the foregoing objectives, the Company uses a combination of base salary, cash bonuses, and stock options, as well as the extension of secured and unsecured loans for purposes germane to the mutual success of the Company and its executive officers. To that end, in 2000 the Company extended to Mr. Royster a secured loan in the amount of $7.0 million, bearing interest at the applicable federal rate and evidenced by a full recourse promissory note due on the earlier of October 18, 2010 or the sixtieth day following the termination of Mr. Royster's employment. The purpose of the loan was to allow Mr. Royster to purchase from the Company 333,334 unregistered shares of class A common stock and 666,666 unregistered shares of class D common stock, each for a purchase price of $7.00 per share, as provided for in his employment agreement. The Company also in 2000 extended to Ms. Eckard Vilardo a secured loan in the amount of $2,005,000, bearing interest at the applicable federal rate and evidenced by a full recourse promissory note due on the earlier of October 31, 2008 or the sixtieth day following the termination of Ms. Eckard Vilardo's employment. The purpose of the loan was to allow Ms. Eckard Vilardo to purchase from the Company 250,000 unregistered shares of class D common stock for a purchase price of $8.02 per share, as provided for in her employment agreement. (See Executive Officers' Loans.)

     In establishing the compensation levels for the Company's executive officers, the Compensation Committee considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Compensation Committee evaluates the Company's performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives.

Components of Compensation

     Executive officer base salaries are established in relation to salaries for individuals in comparable positions paid by other companies in the radio broadcast industry.

     Executive officer cash bonuses are used to provide executive officers with financial incentives to meet annual performance targets. The performance targets are based on the Company's budgeted goals pursuant to a detailed annual operating plan. Bonus recommendations for executive officers other than the Chief Executive Officer ("CEO") are proposed by the CEO, reviewed and, when appropriate, revised and approved by the Compensation Committee. The Compensation Committee also establishes the bonus level for the CEO.

     The Compensation Committee believes that equity ownership by the executive officers, managers, and other employees of the Company provides incentive to build stockholder value and aligns the interests of these employees with the interests of stockholders. Upon hiring executive officers, managers, and certain other key employees, the Board of Directors, typically approves stock option grants under the Incentive Plan, subject to applicable vesting periods. Thereafter, the Board of Directors considers awarding additional grants, usually on an annual basis, under the Incentive Plan. The Board of Directors believes these additional annual grants will provide incentives for executive officers, managers, and key employees to remain with the Company. Options are granted at the current market price of the Company's Common Stock and, consequently, have value only if the price of the Company's Common Stock increases over the exercise price. The size of the initial and periodic grants to employees other than the CEO and the executive officers are proposed by the CEO, reviewed and, when appropriate, revised and approved by the Board of Directors. The Board of Directors establishes the size of the initial and periodic grants to the CEO and the executive officers.

Compensation of the CEO

     Mr. Liggins is compensated with an annual base salary of $300,000 and annual bonuses based on the performance of the Company. The Compensation Committee has established base compensation for the CEO at a level appropriate for the duties and scope of responsibilities of the position, and this level is intended to be competitive with comparable broadcasting companies. The Compensation Committee reviews the performance of the CEO of the Company, as well as other executive officers of the Company annually.

                                         Respectfully submitted,

                                         Compensation Committee

                                         Terry L. Jones
                                         Brian W. McNeill

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graphs below compare the cumulative total return on the Company's class A common stock and class D common stock with the Nasdaq Stock Market (U.S.) Index and a peer group of radio broadcasting companies (Clear Channel Communications, Inc., Citadel Communications Corporation, Cox Radio, Inc., Emmis Communications Corp., Entercom Communications Corp., and Hispanic Broadcasting Corporation) for the periods commencing on May 6, 1999, the first day of trading of our class A common stock and June 6, 2000, the first day of trading of our class D common stock, and each ending on December 31, 2000. The data set forth in the table pertaining to the Company's class A common stock assumes the value of an investment in the class A common stock and each Index was $100 on May 6, 1999. The data set forth in the table pertaining to the Company's class D common stock assumes the value of an investment in the class D common stock and each Index was $100 on June 6, 2000.


           COMPARISON OF NINETEEN-MONTH CUMULATIVE TOTAL RETURN AMONG
             RADIO ONE, INC. CLASS A COMMON STOCK, THE NASDAQ STOCK
                 MARKET (U.S.) INDEX, AND THE PEER GROUP INDEX

                        MAY 99   JUN 99   JUL 99   AUG 99   SEP 99   OCT 99   NOV 99   DEC 99   JAN 00   FEB 00
                        -------  -------  ------- --------  -------  -------  -------  -------  -------  -------
Radio One, Inc.          100.00  134.296  128.339  120.397  119.856  144.043  182.491  265.704  220.939  189.892
Class A

The Nasdaq Stock         100.00  108.650  106.723  110.803  111.078  119.988  134.943  164.598  159.381  189.974
Market (U.S.) Index

Peer Group               100.00  103.768  101.248  100.536  113.755  124.591  127.788  141.444  128.754  100.698

                        MAR 00   APR 00   MAY 00   JUN 00   JUL 00   AUG 00   SEP 00   OCT 00   NOV 00   DEC 00
                        -------  -------  -------- -------  -------  -------  -------  -------  -------  -------
Radio One, Inc.         192.419  167.509  206.498  243.998  192.413  173.842   68.608   65.513   87.695   88.211
Class A

The Nasdaq Stock        184.964  156.158  137.562  160.423  152.369  170.141  148.560  136.296  105.082   99.923
Market (U.S.) Index

Peer Group              107.632  108.677  110.003  109.783  110.174  102.295   81.112   86.965   73.399   71.534


             COMPARISON OF SIX-MONTH CUMULATIVE TOTAL RETURN AMONG RADIO ONE, INC. CLASS D COMMON STOCK, THE NASDAQ STOCK
                 MARKET (U.S.) INDEX, AND THE PEER GROUP INDEX

                           JUN 00  JUL 00   AUG 00   SEP 00  OCT 00  NOV 00  DEC 00
                           ------- ------- -------  -------  ------  ------ -------
Radio One, Inc. Class D    100.00   74.020  68.8773  27.696  31.434  41.177  43.138

The Nasdaq Stock Market    100.00   98.784  110.305  96.314  88.363  68.127  64.786
(U.S.) Index

Peer Group                 100.00  97.8676   90.869  72.052  77.251  65.201  63.549

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mableton

     Radio One has entered into a Programming Management Agreement with Mableton Investment Group, LLC ("MIG") to provide programming and other managerial services through MIG to Station WAWE (FM), licensed to Mableton, Georgia, which is in the Altanta, Georgia market. MIG in turn has a right to program the station through a Time Brokerage Agreement with New Mableton Broadcasting Corporation ("NMBC"), licensee of the station. MIG also has a minority interest in NMBC and options to acquire all of the outstanding stock of NMBC. Radio One will pay a fee for the right to program the station, along with expenses incurred in operating the station, and will in turn share in the operating profit, if any, from operating the station with MIG. Mr. Liggins, the Chief Executive Officer of Radio One, is a member of MIG and serves as its Manager. Syncom II Mableton Investment, Inc. is the other member of MIG. Syndicated Communications Venture Partners II, LP is the shareholder of Syncom II Mableton Investment, Inc. Terry L. Jones, a general partner of the general partner of Syndicated Communications Venture Partners II, LP is also a member of Radio One's Board of Directors. In addition, Radio One of Atlanta, Inc. will lease space in its studio facilities in Atlanta to NMBC for the operation of the station.

Office Lease

     We lease office space located at 100 St. Paul Street, Baltimore, Maryland from Chalrep Limited Partnership, a limited partnership controlled by Ms. Hughes and Mr. Liggins. The annual rent for the office space during 2000 was approximately $220,000 and is expected to increase.

Music One, Inc.

     Ms. Hughes and Mr. Liggins own a music company called Music One, Inc. We sometimes engage in promoting the recorded music product of Music One, Inc. We estimate that the dollar value of such promotion is nominal.

Allur-Detroit

     Allur-Detroit leases the transmitter site for WDMK-FM from American Signalling Corporation for approximately $72,000 per year. American Signalling Corporation is a wholly-owned subsidiary of Syndicated Communications Venture Partners II, L.P. Terry L. Jones, a general partner of the general partner of Syndicated Communications Venture Partners II, L.P., is also a member of Radio One's board of directors. We believe that the terms of this lease are not materially different than if the agreement were with an unaffiliated third party.

XM Satellite, Inc.

     Radio One and XM Satellite Radio, Inc. have entered into a Programming Partner Agreement whereby we will provide programming to XM Satellite Radio, Inc. for distribution over satellite-delivered channels. At the time we entered into this agreement, Worldspace, Inc. held 20% of the stock of XM Satellite Radio, Inc. Syndicated Communications Venture Partners II, L.P. owns approximately 1.25% of the stock of Worldspace, Inc. Terry L. Jones, a director of Radio One, is also a director of Worldspace, Inc.

NetNoir, Inc.

     We also made a $750,000 loan to NetNoir, Inc., an internet portal service provider. We provided $250,000 in cash and $500,000 of advertising in exchange for the loan. The loan was converted into preferred stock in March 2000, when we made a commitment to invest an additional $2.5 million worth of advertising on our radio stations in exchange for an equity investment in NetNoir, Inc. Several entities in which Mr. Jones has an interest as an officer or director own approximately 32% of the equity of NetNoir. Mr. Jones is a director of Radio One.

Executive Officers' Loans

     In 1999, we extended an unsecured loan to Mr. Liggins in the amount of $380,000, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2000, the aggregate outstanding principal and interest amount on this loan was approximately $435,000. The purpose of the loan was to repay a loan that Mr. Liggins obtained from NationsBank, Texas, N.A. in 1997 to purchase an additional interest in Radio One.

     In 1999, Radio One of Atlanta, Inc. extended an unsecured loan to Mary Catherine Sneed, Chief Operating Officer of Radio One, in the original amount of $262,539, which bears interest at an annual rate of 5.56% and is evidenced by two demand promissory notes. As of December 31, 2000, the aggregate outstanding principal and interest amount on this loan was approximately $290,000. The purpose of this loan was to pay Ms. Sneed's tax liability with respect to incentive stock grants of Radio One of Atlanta, Inc. stock received by Ms. Sneed.

     In 1999, we extended an unsecured loan to Mr. Royster in the amount of $87,564, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2000, the aggregate outstanding principal and interest amount on this loan was approximately $96,000. The purpose of this loan was to pay Mr. Royster's tax liability with respect to the restricted stock grant that we made to Mr. Royster. In 2000, we extended to Mr. Royster a secured loan in the amount of $7.0 million, which bears interest at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, and is evidenced by a full recourse promissory note due on the earlier of October 18, 2010 or the sixtieth day following the termination of Mr. Royster's employment. As of December 31, 2000, the aggregate outstanding principal and interest amount on this loan was approximately $7,083,000. The purpose of the loan was to allow Mr. Royster to purchase from us 333,334 unregistered shares of class A common stock and 666,666 unregistered shares of class D common stock, each for a purchase price of $7.00 per share, as provided for in his employment agreement. Also, in 2000, we agreed to extend to Mr. Royster an unsecured, interest free loan in the amount of $750,000 to be evidenced by a non-recourse promissory note due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster's employment. As of December 31, 2000, Mr. Royster had not borrowed any funds in connection with that agreement. The agreement to extend this loan was a term of Mr. Royster's employment agreement with us.

     In 2000, we extended an unsecured loan to Ms. Hughes in the amount of $100,000, which bears interest at an annual rate of 5.73% and is evidenced by a demand promissory note. As of December 31, 2000, the aggregate outstanding principal and interest amount on this loan was approximately $106,000.

     In 2000, we extended to Ms. Eckard Vilardo a secured loan in the amount of $2,005,000, which bears interest at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, and is evidenced by a full recourse promissory note due on the earlier of October 31, 2008 or the sixtieth day following the termination of Ms. Eckard Vilardo's employment. As of December 31, 2000, the aggregate outstanding principal and interest amount on this loan was approximately $2,025,000. The purpose of the loan was to allow Ms. Eckard Vilardo to purchase from us 250,000 unregistered shares of class D common stock for a purchase price of $8.02 per share, as provided for in her employment agreement.


           PROPOSAL 3 - AMENDMENT OF THE AMENDED AND RESTATED BYLAWS
                       TO PERMIT THE FILLING OF VACANCIES

     Article III, Section 3 of the Company's Amended and Restated Bylaws currently provides in pertinent part that "vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the vote of a majority of the votes cast by all stockholders then entitled to vote at an election of directors at an annual or special meeting of stockholders...."  In its current form, this provision limits the ability of the Board of Directors to respond rapidly to Radio One's growth and to opportunities to add qualified individuals to the Board, and may hinder the Board in its efforts to carry on the business of the Company in the face of the death, resignation or removal of a director. In order to give the Board the necessary flexibility to respond rapidly to such opportunities or challenges, the Board of Directors proposes that Article III, Section 3 of the Amended and Restated Bylaws be amended to allow the Board, in addition to the Stockholders, to fill such vacancies as they occur.

     If the proposed amendment is adopted, Article III, Section 3 of the Company's Amended and Restated Bylaws will be amended to read as follows:

     "Section 3.  Vacancies.  Except as otherwise provided by the certificate of
      ---------   ---------
     incorporation of the Corporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the Corporation's outstanding stock entitled to vote thereon or by a majority vote of the Board of Directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON
 STOCK AND CLASS B COMMON STOCK VOTE "FOR" THE PROPOSAL TO AMEND THE BYLAWS TO ALLOW THE FILLING OF VACANCIES BY A MAJORITY OF THE STOCKHOLDERS OR THE BOARD.

  PROPOSAL 4 - RATIFICATION OF THE AMENDMENT TO THE 1999 OPTION AND RESTRICTED
              STOCK GRANT  PLAN INCREASING THE NUMBER OF SHARES OF
           CLASS D COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN

     At the Meeting, we will ask the Stockholders to approve the amendment to the 1999 Option and Restricted Stock Grant Plan (the "Plan") increasing the number of shares of class D common stock reserved for issuance under the plan from 2,816,198 shares to 3,816,198 shares.

     On March 10, 1999, we adopted the Plan, which was also approved by the Stockholders on March 10, 1999. The Plan is designed to provide incentives relating to equity ownership to present and future executive, managerial and other key employees, directors and other individuals who perform substantial work for Radio One and our subsidiaries as may be selected in the sole discretion of the committee that administers the Plan. Approximately 8 executives and 55 other employees and other individuals have received grants under the Plan. The Plan was amended by the Board of Directors as of March 10, 1999, June 14, 2000, September 27, 2000 and April 2, 2001. The Plan provides for the granting to participants of stock options and restricted stock grants as the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as the Board of Directors may designate (the "Committee") deems to be consistent with the purposes of the Plan. An aggregate of 1,408,099 shares of class A common stock and 3,816,198 shares of class D non-voting common stock have been reserved for issuance under the Plan, as amended.

     On April 2, 2001, the Board adopted a resolution amending Article IV of the Plan to provide that the aggregate number of shares of class D common stock that may be issued upon the exercise of grants and options granted under the Plan shall not exceed 3,816,198, which increases the number of shares of class D common stock reserved for issuance under the Plan by 1,000,000 shares. The purpose of the increase is to provide sufficient shares for future awards under the Plan. The Board of Directors believes that it is in the best interests of the Company to have sufficient shares available under the Plan to provide awards to certain of its executive, managerial and other key employees, directors and individuals who perform substantial work for Radio One and our subsidiaries. In fiscal year ending December 31, 2000, the Company granted 71,276 class A and 747,886 class D awards under the Plan, and the Board of Directors believes that it is prudent to increase the number of shares of class D common stock available under the plan for future awards, as the granting of such awards is a critical part of the Company's long term compensation strategy. The Board of Directors believes that the Company and its Stockholders significantly benefit from the latitude afforded by the Plan in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. The opportunity afforded these employees to increase their proprietary interest in the Company is an essential element of an effective management incentive program. The Board of Directors also believes that the awards granted pursuant to the Plan are valuable in attracting and retaining highly qualified non-employee directors and management personnel and in providing additional motivation to non-employee directors and management to use their best efforts on behalf of the Company.

     As of December 31, 2000, we have granted options to purchase 278,484 shares of class A common stock having a weighted average exercise price of $11.7699 per share, and 1,149,672 shares of class D common stock having a weighted average exercise price of $10.1219 per share.

     The Committee has exclusive discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Plan terminates on March 9, 2009, which is ten years from the date that the Plan was approved and adopted by the Stockholders of Radio One. Generally, a participants' rights and interest under the Plan are not transferable except by will or by the laws of descent and distribution, unless the Committee provides otherwise.

     Options, which include non-qualified stock options ("NQSOs") and incentive stock options ("ISOs"), are rights to purchase a specified number of shares of common stock at a price fixed by the Committee. The option price may be less than, equal to or greater than the fair market value of the underlying shares of common stock, but in no event will the exercise price of an ISO be less than the fair market value on the date of grant (110% of fair market value for participants who are 10% owners of Radio One). Options will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine. Upon termination of a participant's employment with Radio One, options that are not vested will be forfeited immediately, and options that are vested will be forfeited unless exercised by the participant by the thirtieth day (one year in the case of the participant's termination of employment due to death or disability) following such termination, or such longer period following termination to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration of the option. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or common stock of Radio One) as the Committee may determine.

     Options granted under the Plan may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3 and/or qualify as "performance-based compensation" that is exempt from the $1 million limitation of the deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholder approval of the Plan was required to satisfy the "performance-based compensation" exemption under Section 162(m) of the Code and for options to qualify as ISOs under the Plan.

     Grants are awards of restricted Common Stock at no cost to participants and are generally subject to vesting provisions as determined by the Committee. Upon termination of a participant's employment with Radio One, grants that are not vested will be forfeited immediately and grants that are vested will be forfeited unless exercised by the participant by the thirtieth day (one year in the case of the participant's termination of employment due to death or disability) following such termination, or such longer period following termination to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration of the option.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change in the shares of common stock, the Committee may make any adjustments it deems appropriate in the number and kind of shares as to which options or restricted stock grants may be granted under the Plan, the number and type of shares covered by outstanding options or grants of restricted stock, the exercise prices specified in such awards and any other provisions of the Plan, including vesting.

U.S. Federal Income Tax Consequences of Options

     The following discussion of the U.S. federal income tax consequences of options granted to U.S. employees, nonemployees under the Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of options issued thereunder. Further, the tax consequences under laws or applicable customs or rules of foreign jurisdictions will also differ.

     Because the U.S. federal income tax rules governing options and related payments are complex and subject to frequent change, and they depend on the participant's individual circumstances, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to options.

     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

     An optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the fair market value of the common stock on the exercise date will, however, be a positive adjustment for purposes of the alternative minimum tax, and thus an optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If the optionee is an employee of Radio One or a subsidiary at all times during the period beginning on the grant date and ending on the date three months before the exercise date and if the optionee holds the common stock acquired upon exercise of an ISO for at least two years following the grant date of the related option and more than one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such common stock is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the common stock (which generally equals the exercise price). If an optionee disposes of common stock acquired pursuant to exercise of an ISO before satisfying the requirements described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be (1) the amount realized on disposition less the optionee's adjusted basis in the common stock (usually the exercise price) or (2) the difference between the fair market value of the common stock on the exercise date and the exercise price, as appropriate. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for more than one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the common stock after satisfying the requirements described above. If the employment and holding period requirements are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NQSO, assuming the NQSO does not have a "readily ascertainable fair market value" for tax purposes on the date of grant. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the common stock acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on the subsequent disposition of the shares is long term capital gain if the common stock is held for more than one year following exercise. The Company does not receive a deduction for this gain.

     Special rules will apply in cases where a recipient of an option pays the exercise or purchase price of the option or applicable withholding tax obligations under the Plan by delivering previously owned common stock or by reducing the number of shares of common stock otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such common stock or a carryover basis in the common stock acquired and may constitute a disposition for purposes of applying the ISO holding periods discussed above. The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an option and may require the participant to pay such taxes as a condition to exercise of an option.

     The Plan provides for accelerated vesting or payment of an option in connection with a change in control of the Company. In that event and depending upon the individual circumstances of the optionee, certain amounts with respect to such option may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, an optionee will be subject to a 20% excise tax on any "excess parachute payments," and the Company will be denied any deduction with respect to such payments. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change of control of the Company would give rise to an excess parachute payment.

     As described above, options granted under the Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1,000,000 and paid to a covered employee (as defined in Section 162(m)(3) of the Code). Compensation for any year that is attributable to an option granted to a covered employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

        The following table shows the grants under the 1999 Option and
                         Restricted Stock Grant Plan.

           1999 Option and Restricted Stock Grant  Plan Grant Summary

                                              Number of       Number of
           Name and Position                Class A Shares  Class D Shares   Expiration Date
---------------------------------------------------------------------------------------------

Scott R. Royster, Executive Vice                 18,646          37,292       May 5, 2009
 President and Chief Financial Officer

Linda J. Eckard Vilardo, Vice President,         31,077          62,154       May 5, 2009
 Assistant Secretary and General Counsel

Executive Group                                  49,723          99,446       May 5, 2009

Non-Executive Director Group                          0               0           n/a

Non-Executive Officer Employee Group            228,761         444,892       May 5, 2009

     On March 31, 2001, the last sale price reported for the class A common stock on the Nasdaq Stock Market's National Market System was $17.563 per share, and the last sale price reported for the class D common stock on the Nasdaq Stock Market's National Market System was $15.375 per share.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON
 STOCK AND CLASS B COMMON STOCK VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE 1999 OPTION AND RESTRICTED STOCK GRANT PLAN INCREASING THE NUMBER OF SHARES
         OF CLASS D COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN .


          PROPOSAL 5 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the year ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Meeting to respond to appropriate questions, and will have an opportunity to make a statement if they so desire.

FISCAL 2000 AUDIT FIRM FEE SUMMARY

Audit Fees.

     Arthur Andersen LLP billed the Company an aggregate of $110,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not perform or bill the Company for professional services during the fiscal year ended December 31, 2000 in connection with the design and implementation of financial information systems.

All Other Fees

     Arthur Andersen LLP billed the Company an aggregate of $856,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000, primarily related to an employee benefit plan audit, acquisition audits, SEC filings assistance, tax compliance and consulting. The Audit Committee has concluded that the provision of such services to the Company is compatible with maintaining Arthur Andersen LLP's independence.

     The Board of Directors has appointed Arthur Andersen LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2001. Unless otherwise directed, the persons named in the accompanying proxy will vote in favor of the ratification of the appointment of Arthur Andersen LLP.

THE BOARD RECOMMENDS THAT THE HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON
 STOCK VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC
                            ACCOUNTANTS FOR THE YEAR

                           ENDING DECEMBER 31, 2001.


               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     The Company will hold its next annual meeting on or about April 30, 2002. To be considered for inclusion in the proxy materials for the annual meeting, Stockholder proposals to be presented at such annual meeting must be submitted in writing and received by the Company no later than January 31, 2002. Other proposals that are not included in the proxy materials will be considered timely and may be eligible for presentation at the Company's annual meeting on April 30, 2002 if they are received by the Company in the form of a written notice no later than January 31, 2002.


                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the Meeting other than the matters described in the Notice of Annual Meeting. However, if a Stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

                                    By Order of the Board of Directors,

                                    Linda J. Eckard Vilardo
                                    Vice President, General Counsel,
                                    and Assistant Secretary

                                                                      Appendix 1


                                RADIO ONE, INC.

                            AUDIT COMMITTEE CHARTER

     This audit committee charter has been adopted by the board of directors of RADIO ONE, INC. (the "Corporation") in order to establish and set forth the operating procedures, membership qualifications, duties and responsibilities of the Corporation's audit committee. In general, the audit committee has been established by this board for the purpose of (i) monitoring the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (ii) monitoring the independence and performance of the Corporation's independent auditors and internal auditing department and (iii) providing appropriate avenues of communication among the board of directors and the Corporation's independent public accountants and internal auditors.

     Composition and Term. The audit committee shall be initially comprised of two or more directors, as determined by the board. No later than June 14, 2001, the audit committee shall be comprised of three or more directors, as determined by the board. Each of the members of the audit committee shall be independent non-executive directors, free from any relationship that, in the judgment of the board, would interfere with the exercise of his or her independent judgment. No later than June 14, 2001, each of the members of the audit committee shall meet the definition of independent director under the Nasdaq National Market rules for audit committees, as amended, which, for ease of reference, is set forth in its entirety at the end of this audit committee charter. Each member of the audit committee must be able to read and understand financial statements, including the Corporation's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable time after his or her appointment to the audit committee. In addition, no later than June 14, 2001, at least one member of the audit committee must have past employment experience in accounting, or any other comparable experience or background that has resulted in such member having financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The committee members shall be appointed for one year terms at the annual meeting of the board, upon the recommendation of the chairman of the board. The chairman of the audit committee shall be designated by the board.

     Vacancies. Any vacancy in the audit committee shall be filled by a vote a majority of directors then in office. Any vacancy shall be filled at the first board meeting following the creation of the vacancy or as soon as possible thereafter.

     Administrative Matters. The committee shall meet at such times and from time-to-time as it deems to be appropriate, but not less than two times each year, and such meetings may be held telephonically. The committee shall report to the full board of directors at the first board meeting following each such committee meeting.

     Duties and Responsibilities. The duties of the committee shall include the following:

     - make recommendations to the board of directors as to:

       o the selection of the firm of independent public accountants to examine the books and accounts of the Corporation for each fiscal year (including an annual review of the independence of the public accountants based upon its receipt from such accountants of a formal written statement delineating all relationships between such accountants and the Corporation, consistent with Independence Standards Board Standard No. 1 ("ISBS"), and the committee's discussions with such accountants with respect to any disclosed relationship or services that may impact the objectivity and independence of the accountants);

       o the proposed arrangement for the independent public accountants for each fiscal year, including their risk assessment process in establishing the scope of the examination, the proposed fees and the reports to be rendered; and

       o the advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax or other matters;

     - review the results of the year-end audit of the Corporation, including:

       o the audit report, the published financial statements, the management representation letter, any report prepared by the independent public accountants with respect to the Corporation's internal controls, any other pertinent reports and management's responses concerning those reports, if any ;

       o any material accounting issues among management, the Corporation's internal auditing staff and the independent public accountants;

       o other matters required to be communicated to the committee under generally accepted auditing standards, as may be amended from time to time, by the independent public accountants; and

       o with respect to interim financial information, the committee's chairman will meet with management and the independent public accountants to discuss the quarterly review results, when required as a result of the independent public accountant's disagreement with management, significant judgmental items recorded in the financial statements or other significant items in which the chairman believes requires such a discussion;

     - monitor the external audit process, including:

       o review the scope and approach of the annual audit with the independent auditors;

       o review the independent auditors' identification of issues and business and financial risks and exposures; and

       o instruct the independent auditors to communicate directly to the audit committee on any significant difficulties or disputes with management;

     - discuss with the independent public accountants those matters required to be discussed by Statement on Auditing, Standards No. 61 ("SAS"), as may be modified or supplemented from time to time;

     - review with management and the independent public accountants such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements as are deemed appropriate for review by the committee prior to any interim or year-end filings with the SEC or other regulators;

     - review the coordination between the independent public accountants and internal auditing staff and review the risk assessment processes, scopes and procedures of the Corporation's internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives, as determined by the Corporation's management and approved by the committee; review the significant findings of the internal auditors for each fiscal year; review the quality and composition of the Corporation's internal audit staff;

     - beginning with all votes of stockholders occurring after December 15, 2000, to prepare on an annual basis for inclusion in the Corporation's proxy statement a report that states whether the audit committee has: (i) reviewed and discussed the audited financial statements with management;
       (ii) discussed with the independent public accountants the matters required to be discussed by SAS No. 61; (iii) received from such accountants disclosures regarding the accountant's independence required by ISBS No. 1, and discussed with the accountants their independence; and
       (iv) based upon the discussions described herein, recommended to the board of directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

     - meet annually with principal corporate counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the financial statements of the Corporation.

     The committee shall also undertake such additional activities within the scope of its primary function as the committee may from time to time determine. The committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.

     Adoption. This audit committee charter was formally adopted by the board of directors on June 12, 2000. In accordance with paragraph (e)(3) under Item 7 of Schedule 14A, this audit committee charter, as may be amended from time to time, shall be included as an appendix to the Corporation's proxy statement at least once every three years beginning with respect to the Corporation's first proxy statement relating to a vote of stockholders occurring after December 15, 2000. In addition, this audit committee charter shall be filed with the Nasdaq National Market prior to June 14, 2000 and resubmitted in the event of its amendment.

     Definition. For purposes of determining those directors that are eligible to serve on the audit committee, an "independent director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Corporation's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

     (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

                                 FORM OF PROXY

                                RADIO ONE, INC.
                          5900 Princess Garden Parkway
                             Lanham, Maryland 20706

               This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on June 5, 2001.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of Radio One, Inc. (the "Company") and the accompanying Proxy Statement. The undersigned holder of Class A and/or Class B common stock hereby appoints Scott R. Royster and Linda J. Eckard Vilardo, and each of them individually, as proxies, each with the powers the undersigned would possess if personally present, and each with full power of substitution, to vote as specified in this proxy all of the shares of Class A and/or Class B common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 5, 2001, and at any adjournments or postponements thereof.

     With respect to such other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, the proxies named above are authorized to vote upon those matters in their discretion. The undersigned Stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          PROPOSALS 1, 2, 3, 4 AND 5.


                                SEE REVERSE SIDE

                 Please mark your vote as in this example:  [X]

     When this proxy card is properly executed, the shares to which it relates will be voted in accordance with the directions indicated hereon. If no direction is made, the shares will be voted FOR the proposal below.

1.   Election of Class A Directors

FOR     [ ]         WITHHOLD AUTHORITY        [ ]         EXCEPTION         [ ]
               to vote for all nominees listed below

     Nominees: Brian W. McNeill and Terry L. Jones. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "EXCEPTION" box and write that nominee's name in the space provided below.)

     Exception:
                ----------------------------------------------------------


2.   Election of Other Directors

FOR     [ ]         WITHHOLD AUTHORITY        [ ]         EXCEPTION         [ ]
               to vote for all nominees listed below

     Nominees:  Catherine L. Hughes, Alfred C. Liggins, III, Larry D. Marcus, D.
     Geoffrey Armstrong and L. Ross Love.    (INSTRUCTIONS:  to withhold
     authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

     Exception:
                ----------------------------------------------------------


3. Approval of the amendment of the Company's Amended and Restated Bylaws to permit filling of vacancies on the Board of Directors by majority vote of the Stockholders or the Board of Directors.

       FOR     [ ]         AGAINST        [ ]         ABSTAIN         [ ]


4. Ratification of the amendment to the 1999 Option and Restricted Stock Grant Plan increasing the number of shares of class D common stock reserved for issuance under the Plan from 2,816,198 shares to 3,816,198 shares.

       FOR     [ ]         AGAINST        [ ]         ABSTAIN         [ ]

5. Approval of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ended December 31, 2001.

       FOR     [ ]         AGAINST        [ ]         ABSTAIN         [ ]



     By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held June 5, 2001 and the Proxy Statement dated April 24, 2001.



                  DATE                          SIGNATURE(S)
                  ----                          ------------


     __________________        __________________________________________


     __________________        __________________________________________


     __________________        __________________________________________


     __________________        __________________________________________


     __________________        __________________________________________

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown (including in the case of owners in joint tenancy), each party must sign.


                 YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING